                                 United States

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                     --------------------------------------

                                   FORM 8-K/A


                                 Current Report

                    Pursuant to Section 13 or 15 (d) of the

                        Securities Exchange Act of 1934


Date of Report (date of earliest event reported): August 13, 1998 (June 2, 1998)

                         HORIZON MEDICAL PRODUCTS, INC.
                         ------------------------------
             (Exact name of Registrant as specified in its charter)


              Georgia                       000-24025                   58-1882343
-----------------------------------------------------------------------------------------
(State or other jurisdiction               (Commission                 (IRS Employer
        of incorporation)                  File Number)              Identification No.)


One Horizon Way, Post Office Box 627, Manchester, Georgia                31816
-----------------------------------------------------------------------------------------

        (Address of principal executive offices)                     (Zip Code)


                                  706/846-3126
-----------------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not applicable
-----------------------------------------------------------------------------------------
             (Former name or address, if changed since last report)

     This amendment to the report on Form 8-K of Horizon Medical Products, Inc., dated June 16, 1998, is being filed to provide the information required by Item 7 of Form 8-K (Financial Statements and Pro Forma Financial Information) which was omitted from the Form 8-K as filed with the Securities and Exchange Commission on June 16, 1998 in accordance with Item 7(a)(4).

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On June 2, 1998, Horizon Medical Products, Inc. ("Horizon") consummated the acquisition of certain assets used in the human vascular access business of Norfolk Medical Products, Inc. ("Norfolk"), a privately held company, wholly owned by its shareholder, Michael J. Dalton (the "Shareholder"). Horizon did not assume any liabilities of Norfolk. The following summary of the transaction is qualified in its entirety by the more detailed information contained in the copy of the Asset Purchase Agreement included as Exhibit 2 to this Current Report.

     The assets acquired consist of certain assets used by Norfolk in manufacturing its human port and catheter product line (The Human Product
Line). Included among the assets are inventory, manufacturing equipment, certain intellectual property and goodwill. Horizon intends to use the manufacturing equipment in substantially the same manufacturing operation.

     As consideration for the assets acquired, Horizon (i) paid Norfolk and the Shareholder an aggregate of approximately $7.4 million in cash, and (ii) paid approximately $1.9 million in cash into an escrow account, which amount will be released upon the completion of certain tasks. The acquisition of these assets was funded by Horizon from its available cash. The purchase price was determined through negotiations between the Shareholder and Horizon. Neither Norfolk nor the Shareholder had any material relationship with Horizon prior to the acquisition. In partial response to this item, Horizon's press release dated June 2, 1998 is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (a)       Financial statements of business acquired.

                  See index on page 1. The audited statement of assets related to the product line to be acquired by Horizon Medical Products, Inc. as of December 31, 1997 and the statement of revenue and identified costs and expenses related to the product line to be acquired by Horizon Medical Products, Inc. for the year then ended of Norfolk Medical Products, Inc. have been included to comply with Rule 3-05 of Regulation S-X. Statements of divisional equity and cash flows are not available to the Registrant without unreasonable effort and expense and, pursuant to SEC Rule 12b-21, are not included herein. Further, due to the insufficient continuity of the acquired product line's operations prior to and after the acquisition by the Registrant, the statements of divisional equity and cash flows are not considered relevant and are not applicable.

        (b)       Pro Forma financial information

                  See index on page 1.


        (c)       Exhibits.

                   *2. Asset Purchase Agreement, by and among Horizon Medical Products, Inc. and Michael J. Dalton dated June 2, 1998. Pursuant to Item 601(b) of Regulation S-K, the Company has omitted certain Schedules and Exhibits to the asset Purchase Agreement (all of which are listed therein) from this Exhibit 2. The Company hereby agrees to furnish supplementally a copy of such omitted item to the Securities and Exchange Commission upon its request.

                   *99. Press release dated June 2, 1998.


                   * Previously filed in the Form 8-K dated June 16, 1998.

                          INDEX TO FINANCIAL STATEMENTS



NORFOLK MEDICAL PRODUCTS, INC.
    Report of Independent Accountants                                                  2
    Statements of Assets Related to the Product Line to be Acquired by
       Horizon Medical Products, Inc. as of December 31, 1997 and
       March 31, 1998 (Unaudited)                                                      3
    Statements of Revenue and Identified Costs and Expenses Related to the
       Product Line to be Acquired by Horizon Medical Products, Inc. for
       the year ended December 31, 1997 and the three months ended
       March 31, 1997 (Unaudited) and March 31, 1998 (Unaudited)                       4
    Notes to Financial Statements                                                      5

HORIZON MEDICAL PRODUCTS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
    STATEMENTS
    Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements    7
    Unaudited Pro Forma Condensed Consolidated Statements of Operations
       for the year ended December 31, 1997 and for the three months ended
       March 31, 1998                                                                  8
    Unaudited Pro Forma Condensed Consolidated Balance Sheet as Adjusted
       at March 31, 1998                                                              10
    Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements      11


REPORT OF INDEPENDENT ACCOUNTANTS


August 7, 1998


To the Board of Directors
Norfolk Medical Products, Inc.
Skokie, Illinois

We have audited the statement of assets related to the product line to be acquired by Horizon Medical Products, Inc. of Norfolk Medical Products, Inc. as of December 31, 1997, and the related statement of revenue and identified costs and expenses related to the product line to be acquired by Horizon Medical Products, Inc. for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The product line to be acquired by Horizon Medical Products, Inc. has been operated as an integral part of Norfolk Medical Products, Inc. and has no separate legal existence. The basis of presentation of these financial statements is described in Note 1 to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets related to the product line of Norfolk Medical Products, Inc. to be acquired by Horizon Medical Products, Inc. as of December 31, 1997, and the revenue in excess of identified costs and expenses for the year then ended on the basis of accounting described in the preceding paragraph and in conformity with generally accepted accounting principles.



PricewaterhouseCoopers LLP

NORFOLK MEDICAL PRODUCTS, INC.
STATEMENTS OF  ASSETS RELATED TO THE PRODUCT LINE TO BE ACQUIRED BY
  HORIZON MEDICAL PRODUCTS, INC.
December 31, 1997 and March 31, 1998



                                                             DECEMBER 31,    MARCH 31,
                                                                 1997          1998
                                                             ------------    ----------
                                                                            (UNAUDITED)
                                    ASSETS
Inventories                                                   $538,232      $568,622
                                                              --------      --------

         Total current assets                                  538,232       568,622

Machinery and equipment, net                                         0             0
                                                              --------      --------

         Total assets of the product line to be acquired      $538,232      $568,622
                                                              ========      ========




The accompanying notes are an integral part of these financial statements.

NORFOLK MEDICAL PRODUCTS, INC.
STATEMENTS OF REVENUE AND IDENTIFIED COSTS AND EXPENSES RELATED TO THE PRODUCT
  LINE TO BE ACQUIRED BY HORIZON MEDICAL PRODUCTS, INC.
for the year ended December 31, 1997 and the three months ended
 March 31, 1997 and March 31, 1998




                                                                       FOR THE THREE MONTHS
                                                      DECEMBER 31,         ENDED MARCH 31,
                                                         1997            1997            1998
                                                      -----------    ------------      -----------
                                                                    (UNAUDITED)       (UNAUDITED)
Net sales                                             $2,531,598      $  572,713      $  727,807

Identified costs and expenses:
    Cost of sales                                      1,414,636         339,531         318,051

    Allocated selling expenses                           379,547          93,540          68,506
                                                      ----------      ----------      ----------

         Total identified costs and expenses           1,794,183         433,071         386,557
                                                      ----------      ----------      ----------

         Net sales in excess of identified costs
             and expenses                             $  737,415      $  139,642      $  341,250
                                                      ==========      ==========      ==========


The accompanying notes are an integral part of these financial statements.

NORFOLK MEDICAL PRODUCTS, INC.
NOTES TO FINANCIAL STATEMENTS


1.       ORGANIZATION AND PRESENTATION

         Norfolk Medical Products, Inc. (Norfolk), which is located in Skokic, Illinois, produces human and veterinary vascular access products such as ports and catheters. The human products are used primarily in the areas of chemotherapy and long-term pain management. The veterinary products are used more in the area of research.

         On June 2, 1998, Horizon Medical Products, Inc. (Horizon) purchased certain assets relating to the human product line (the "Human Product Line") of Norfolk. Patents related to this product line, which were owned by the owner of Norfolk and which had an immaterial historical cost basis, were also purchased. The total purchase price was $9.3 million. The Human Product Line has been operated as an integral part of Norfolk and has no separate legal existence. The assets related to the Human Product Line as presented in the accompanying statement of assets to be acquired by Horizon represent the historical balances of those assets.

         The statements of revenue and identified costs and expenses related to the product line to be acquired by Horizon represent the revenues, cost of sales, and selling expenses that relate directly to the Human Product Line. Selling expense items are allocated based on estimates and assumptions as if the Human Product Line had been operated on a stand-alone basis during the periods presented and reflect an estimate of activity attributable to selling the Human Product Line relative to the total selling activity of Norfolk.

         The above allocations are believed by management to be reasonable allocations under the circumstances. However, there is no assurance that such allocations will be indicative of future results of operations. In addition, the carrying amount of inventories, as reflected in the statement of assets to be acquired, does not include any adjustments which may occur at the date of acquisition. General and administrative expenses were not incurred individually by the Human Product Line for the periods presented and because Horizon is not acquiring any of the general and administrative cost structure of Norfolk, general and administrative expenses have been excluded from the accompanying financial statements. Further, income taxes have been excluded from the accompanying financial statements since they have historically not been allocated to the Human Product Line.

         The accompanying financial statements are intended to present the assets of the Human Product Line of Norfolk to be acquired by Horizon and the historical revenue, cost of sales and allocated selling expenses of this product line and are not intended to be a complete presentation of the Human Product Line's assets and results of operations as if it had been operated as a stand-alone entity.

2.       SIGNIFICANT ACCOUNTING POLICIES

         ACCOUNTING ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and disclosure of contingent assets at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

NORFOLK MEDICAL PRODUCTS, INC.
NOTES TO FINANCIAL STATEMENTS, CONTINUED


         REVENUE RECOGNITION - Revenue is recognized upon shipment of the related product, net of any discounts.

         INVENTORIES - Raw materials and finished goods are valued at the lower of cost or market using moving average methods.

         MACHINERY AND EQUIPMENT - Machinery and equipment are carried at cost, less accumulated depreciation, and include expenditures that substantially increase the useful lives of existing assets. Maintenance, repairs, and minor renovations are charged to expense as incurred. Upon sale, retirement, or other disposition of these assets, the cost and related accumulated depreciation are removed from the respective accounts, and any gain or loss on the disposition is included in operations. Depreciation of machinery and equipment is calculated using primarily the straight-line method over estimated useful lives ranging from 5-7 years. All of the Human Product Line machinery and equipment acquired by Horizon (see Note 1) was fully depreciated as of December 31, 1997 and March 31, 1998.

         UNAUDITED INTERIM FINANCIAL INFORMATION - The accompanying financial statements as of March 31, 1998, and for the three month periods ended March 31, 1997 and March 31, 1998, are unaudited. In the opinion of management, these financial statements include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the assets of the Human Product Line to be acquired by Horizon and the results of operations of this product line using the basis of presentation discussed in Note 1. The operating results for the interim periods are not necessarily indicative of the operating results to be expected for the full year.

3.       INVENTORIES

         A summary of inventories at December 31, 1997 and March 31, 1998 is as follows:


                                          DECEMBER 31,        MARCH 31,
                                              1997              1998
                                        ----------------   ---------------
         Raw materials                     $   168,758        $  294,476
         Finished goods                        369,474           274,146
                                           -----------        ----------

                                           $   538,232        $  568,622
                                           ===========        ==========

HORIZON MEDICAL PRODUCTS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


INTRODUCTION


         The accompanying Unaudited Pro Forma Condensed Consolidated Financial Statements reflect the consolidated financial position of Horizon Medical Products, Inc. (the "Company") as of March 31, 1998 and the consolidated results of its operations for the three months ended March 31, 1998 after giving pro forma effect for (i) the purchase of the human product line of Norfolk Medical Products, Inc. (the "Norfolk Acquisition") and (ii) the initial public offering of Common Stock by the Company (the "Offering") and the application of the net proceeds thereof as though they occurred January 1, 1998 and reflect the consolidated results of operations of the Company for the year ended December 31, 1997 after giving effect for (i) the Norfolk Acquisition, (ii) the purchase of the port business of Strato/Infusaid Inc. (the "Strato/Infusiad Acquisition"), and (iii) the Offering as though they occurred January 1, 1997. The Unaudited Pro Forma Condensed Consolidated Financial Statements are qualified in their entirety by, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the respective historical financial statements of the Company and Strato/Infusaid Inc. and related notes thereto included in the Company's Registration Statement on Form S-1 (Registration No. 333-46349), the historical financial statements of the Company included in its quarterly report on Form 10-Q for the three months ended March 31, 1998, and the historical results of the acquired product line of Norfolk Medical Products, Inc. included elsewhere in this Form 8-K. The unaudited pro forma information does not purport to be indicative of actual results that would have been achieved or the financial position of the Company had the Norfolk Acquisition, the Strato/Infusaid Acquisition, and Offering actually been completed as of the dates indicated in the accompanying notes thereto nor which may be achieved in the future.

HORIZON MEDICAL PRODUCTS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS for the year ended December 31, 1997
(in Thousands, Except Share and Per Share Data)



                                                      STRATO             NORFOLK
                                                 JANUARY 1, 1997        ACQUIRED
                                                     THROUGH             PRODUCT         PRO FORMA
                                  HORIZON         JULY 15, 1997(a)       LINE (l)       ADJUSTMENTS           PRO FORMA
                               -----------     -------------------     ----------      ------------          -----------
Net sales                      $    15,798            $ 7,020            $ 2,532                             $    25,350
Cost of goods sold                   6,273              2,687              1,415         $  (286)(b)              10,089
                               -----------            -------            -------         -------             -----------

Gross profit                         9,525              4,333              1,117             286                  15,261

Selling, general,                                                                            802 (m)
   and administrative                                                                        659 (c)
   expenses                          6,476              2,927                380          (1,506)(d)               9,738
                               -----------            -------            -------         -------             -----------

     Operating income (loss)         3,049              1,406                737             331                   5,523
Interest income (expense)           (3,971)                                               (2,905)(f)              (6,876)
Non-recurring accretion of
   value of put warrant
   repurchase obligation            (8,000)                                                8,000 (h)
Other income                            70                                                                            70
                               -----------            -------            -------         -------             -----------

Income (loss) before
   income taxes                     (8,852)             1,406                737           5,426                  (1,283)
Income tax benefit
   (expense)                          (320)              (622)                               433 (i)                (509)(i)
                               -----------            -------            -------         -------             -----------

Net income (loss)              $    (9,172)           $   784            $   737         $ 5,859             $    (1,792)
                               ===========            =======            =======         =======             ===========

Earnings (loss) per share -
   basic and diluted           $     (0.97)                                                                  $     (0.19)(j)
                               ===========                                                                   ===========

Weighted average number
   of common shares
     outstanding - basic
     and diluted                 9,419,458                                                                     9,419,458 (k)
                               ===========                                                                   ===========




                                                 OFFERING             PRO FORMA
                                                 ADJUSTMENTS          AS ADJUSTED
                                                ------------         -------------
Net sales                                                            $      25,350
Cost of goods sold                                                          10,089
                                                  --------           -------------

Gross profit                                                                15,261

Selling, general,
   and administrative
   expenses                                       $     90 (e)               9,828
                                                  --------           -------------

     Operating income (loss)                           (90)                  5,433
Interest income (expense)                            6,931 (g)                  55
Non-recurring accretion of
   value of put warrant
   repurchase obligation
Other income                                                                    70
                                                  --------           -------------

Income (loss) before
   income taxes                                      6,841                   5,558
Income tax benefit
   (expense)                                        (1,632)(i)              (2,141)
                                                  --------           -------------

Net income (loss)                                 $  5,209           $       3,417
                                                  ========           =============

Earnings (loss) per share
   basic and diluted                                                 $        0.26 (j)
                                                                     =============

Weighted average number
   of common shares
     outstanding - basic
     and diluted                                                        13,320,950 (k)
                                                                     =============





The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

HORIZON MEDICAL PRODUCTS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS for the three months ended March 31, 1998
(In Thousands, Except Share and Per Share Data)



                                                    NORFOLK
                                                    ACQUIRED
                                                    PRODUCT       PRO FORMA                         OFFERING        PRO FORMA
                                      HORIZON       LINE (a)     ADJUSTMENTS        PRO FORMA     ADJUSTMENTS      AS ADJUSTED
                                    ---------      ---------    -------------     -----------     ------------    ------------
Net sales                           $    6,709      $   728                       $    7,437                      $    7,437
Cost of goods sold                       2,534          318     $       4 (b)          2,856                           2,856
                                    ----------      -------     ---------         ----------         -------      ----------

Gross profit                             4,175          410            (4)             4,581                           4,581

Selling, general, and                                                 133 (j)
   administrative expenses               2,963           69           134 (c)          3,299         $    15 (d)       3,314
                                    ----------      -------     ---------         ----------         -------      ----------

      Operating income (loss)            1,212          341          (271)             1,282             (15)          1,267
Interest income (expense)               (1,942)                      (228)(e)         (2,170)          2,170 (f)
Other income                                11                                            11                              11
                                    ----------      -------     ---------         ----------         -------      ----------

(Loss) income before income
   taxes and extraordinary item           (719)         341          (499)              (877)          2,155           1,278
Income tax benefit (expense)              (209)                        60 (g)           (149)           (462)(g)        (611)
                                    ----------      -------     ---------         ----------         -------      ----------

(Loss) income before
   extraordinary item                     (928)         341          (439)            (1,026)          1,693             667

Extraordinary item                       1,100                                         1,100                           1,100
                                    ----------      -------     ---------         ----------         -------      ----------

Net income (loss)                   $      172      $   341     $    (439)        $       74         $ 1,693      $    1,767
                                    ----------      -------     ---------         ----------         -------      ----------

Income (loss) before
   extraordinary item - basic       $     (.10)                                   $     (.11)(h)                  $      .05 (h)
                                    ==========                                    ==========                      ==========

Net income per share -
   basic and diluted                $      .02                                    $      .00 (h)                  $      .13 (h)
                                    ==========                                    ==========                      ==========

Weighted average number
   of common shares
     outstanding - basic             9,424,950                                     9,424,990 (i)                  13,320,950 (i)
                                    ==========                                    ==========                      ==========
Weighted average number
   of common shares
     outstanding - diluted          10,205,002                                    10,205,002 (i)                  13,320,950 (i)
                                    ==========                                    ==========                      ==========





The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

HORIZON MEDICAL PRODUCTS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS ADJUSTED March 31, 1998
(In Thousands)

                                                           NORFOLK
                                                           ACQUIRED
                                                           PRODUCT       PRO FORMA                      OFFERING      PRO FORMA
                                             HORIZON         LINE (a)   ADJUSTMENTS      PRO FORMA    ADJUSTMENTS    AS ADJUSTED
                                          -------------   ----------    ------------    -----------   ------------   ------------
                 ASSETS
Current assets:
   Cash and cash equivalents                   $  1,758                                   $  1,758      $  2,442(c)    $  4,200
   Accounts receivable - trade, net               4,676                                      4,676                        4,676
   Inventories                                    5,313    $    569                          5,882                        5,882
   Prepaid expenses and other current
     assets                                         411                                        411                          411
   Deferred taxes                                   569                                        569                          569
                                               --------    --------       --------        --------      --------       --------

        Total current assets                     12,727         569                         13,296         2,442         15,738
   Property and equipment, net                    2,497                   $    101(b)        2,598                        2,598
   Intangible assets, net                        15,284                      8,630(b)       23,914          (204)(d)     23,710
   Deferred taxes                                   255                                        255                          255
   Other assets                                     617                                        617                          617
                                               --------    --------       --------        --------      --------       --------

        Total assets                           $ 31,380    $    569       $  8,731        $ 40,680      $  2,238       $ 42,918
                                               ========    ========       ========        ========      ========       ========

      LIABILITIES AND SHAREHOLDERS'
            EQUITY (DEFICIT)

Current liabilities:
   Accounts payable - trade                    $  1,421                                   $  1,421                     $  1,421
   Accrued liabilities                            1,388                                      1,388                        1,388
   Income taxes payable                             108                                        108                          108
   Current portion of long-term debt              2,266                                      2,266      $ (2,067)(c)        199
   Current portion of payable under non-
     compete and consulting agreements              292                                        292          (292)(c)
                                               --------    --------       --------         --------     --------       --------
      Total current liabilities                   5,475                                      5,475        (2,359)         3,116
   Long-term debt, net of current portion        24,596                   $  9,300(b)       33,896       (33,896)(c)
   Payable under non-compete and
     consulting agreements, net of
     current portion                              1,463                                      1,463        (1,463)(c)
   Other liabilities                                175                                        175                          175
                                               --------    --------       --------         -------      --------       --------
      Total liabilities                          31,709                      9,300          41,009       (37,718)         3,291
                                               --------    --------       --------         -------      --------       --------

Commitments and contingencies

Shareholders' equity (deficit):
   Preferred stock
   Common stock                                       9                                          9             4(c)          13
   Additional paid-in capital                    11,263                                     11,263        40,156(c)      51,419
   Common stock to be issued                        657                                        657                          657
   Shareholders' notes receivables                 (399)                                      (399)                        (399)
   Accumulated deficit                          (11,859)                                   (11,859)         (204)(d)    (12,063)
   Divisional equity                                       $    569       $   (569)(b)
                                               --------    --------       --------        --------      --------       --------
        Total shareholders' equity (deficit)       (329)        569           (569)           (329)       39,956         39,627
                                               --------    --------       --------        --------      --------       --------
        Total liabilities and shareholders'
            equity (deficit)                   $ 31,380    $    569       $  8,731        $ 40,680      $  2,238       $ 42,918
                                               ========    ========       ========        ========      ========       ========


The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

HORIZON MEDICAL PRODUCTS, INC.
NOTES TO THE UNAUDITED PRO FORMA CONDENSED
  CONSOLIDATED FINANCIAL STATEMENTS
(In Thousands, Except Share Data)


         The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1997 reflects the consolidated results of operations of the Company after giving effect for (i) the Norfolk Acquisition,
(ii) the Strato/Infusaid Acquisition and (iii) the Offering as though they occurred January 1, 1997. The unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 1998 reflects the results of the Company's operations after giving pro forma effect for (i) the Norfolk Acquisition and (ii) the Offering as though they occurred January 1, 1998. The unaudited condensed balance sheet gives effect to the financial position of the Company as of March 31, 1998 as if the Norfolk Acquisition and the Offering occurred at March 31, 1998.

         PRO FORMA ADJUSTMENTS FOR THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1997 ARE AS
FOLLOWS:

         a) Represents the historical operating results of the port business of Strato for the period January 1, 1997 through the acquisition date of July 15, 1997. The pump business of Strato, which was sold immediately after the acquisition, is excluded. The pump business had net sales, gross profit, selling, general and administrative expenses and loss before income tax for the period of $2,355, $587, $7,478, and $6,891, respectively.

         b) Cost of goods sold has been reduced to eliminate Strato overhead cost allocations which have not been incurred on an ongoing basis ($300) partially offset by the increase in depreciation expense ($14) due to the allocation of a portion of the excess purchase price of the human business of Norfolk over the fair value of the net assets acquired to machinery and equipment depreciated over an estimated useful life of approximately 7 years.

         c) Reflects the net increase in amortization ($124) of the cost over fair value of net assets acquired of Strato over a period of 30 years. Further, reflects the net increase in selling, general and administrative expenses ($535) due to amortization of the fair value assigned to patents and non-compete agreements of $6,583 and $250, respectively, obtained in the Norfolk acquisition over the useful lives of approximately 15 years and 7 years, respectively, as well as the amortization of the cost over fair value of net assets acquired of Norfolk of $1,797 over a period of 30 years.

         d) Selling, general and administrative expenses have been reduced to eliminate salaries and related benefits from sales personnel ($1,100) and administrative personnel ($406) not retained following the acquisition of Strato.

         e) The Chief Executive Officer and the President of the Company will begin to receive compensation after completion of the Offering. This reflects the increase in expected compensation over amounts recorded in the historical financial statements associated with contributed services.

HORIZON MEDICAL PRODUCTS, INC.
NOTES TO THE UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
(In Thousands, Except Share Data)


         f) Reflects the increase in interest expense ($1,994) resulting from additional debt of $23,500 with variable interest at rates of 9.8% on $21,500 during the period and 10.8% on $2,000 during the period associated with the financing of the Strato/Infusaid Acquisition and amortization of related debt issue costs. Also reflects the increase in interest expense ($911) from the debt incurred of $9,300 to fund the Norfolk Acquisition at the Company's variable rate of 9.8%.

         g) Reflects the reduction of interest expense ($6,931) resulting from the application of the net proceeds of the Offering to repay debt of the Company.

         h) Reflects the removal of the non-recurring accretion of the value of put warrant repurchase obligation associated with the Company's credit facility ($8,000). See Notes 6 and 8 of the Consolidated Financial Statements of the Company included in its Registration Statement on Form S-1 (Registration No. 333-46349).

         i)       Reflects applicable income tax effects of adjustments.

         j) Earnings (loss) per common share is calculated by dividing pro forma and as adjusted net income (loss) by the weighted average number of common shares outstanding. Such pro forma and as adjusted net income (loss) reflects the impact of the adjustments above.

         k) Weighted average number of common shares outstanding is calculated based upon the relevant weighted average shares outstanding assuming anti-dilution features which exist and assuming an offering of 3,120,950 shares by the Company for As Adjusted.

         l) Represents the historical revenues, costs of sales and allocated selling expenses that relate directly to the human product line of Norfolk for the year ended December 31, 1997.

         m) Reflects an estimate of the historical selling, general and administrative expenses related to the human product line of Norfolk ($802), in addition to the product line's identified costs and expenses.



     PRO FORMA ADJUSTMENTS FOR THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 1998 ARE AS
FOLLOWS:

         a) Represents the historical operating results of the human product line of Norfolk for the three months ended March 31, 1998.

         b) Cost of goods sold has been increased to reflect the increase in depreciation expense ($4) due to the allocation of a portion of the excess purchase price of the human product line of Norfolk over the fair value of the net assets acquired to machinery and equipment depreciated over an estimated useful life of approximately 7 years.

         c) Reflects the net increase in selling, general and administrative expenses ($134) due to amortization of the fair value assigned to patents and non-compete agreements of $6,583 and $250, respectively, obtained in the Norfolk acquisition over the useful lives of approximately 15 years and 7 years, respectively, as well as the amortization of the cost over fair value of net assets acquired of Norfolk of $1,797 over a period of 30 years.

HORIZON MEDICAL PRODUCTS, INC.
NOTES TO THE UNAUDITED PRO FORMA CONDENSED
 CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
(In Thousands, Except Share Data)


         d) The Chief Executive Officer and the President of the Company will begin to receive compensation after completion of the Offering. This reflects the increase in expected compensation over amounts recorded in the historical financial statements associated with contributed services.

         e) Reflects the increase in interest expense ($228) resulting from the debt incurred of $9,300 to fund the Norfolk Acquisition at the Company's variable rate of 9.8%.

         f) Reflects the reduction of interest expense ($2,170) resulting from the application of the net proceeds of the Offering to repay debt of the Company.

         g)       Reflects applicable income tax effects of adjustments.

         h) Earnings (loss) per common share is calculated by dividing pro forma and as adjusted net income (loss) by the weighted average number of common shares outstanding. Such pro forma and as adjusted net income (loss) reflects the impact of the adjustments above.

         i) Weighted average number of common shares outstanding is calculated based upon the relevant weighted average shares outstanding assuming anti-dilution features which exist and assuming an offering of 3,120,950 shares by the Company for As Adjusted.

         j) Reflects an estimate of the historical selling, general and administrative expenses related to the human product line of Norfolk ($133), in addition to the product line's identified costs and expenses.



     PRO FORMA ADJUSTMENTS FOR THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF MARCH 31, 1998 ARE AS FOLLOWS:

         a) Represents the March 31, 1998 historical basis of the net assets of the human product line of Norfolk to be acquired by the Company.

         b) Gives effect to the Norfolk Acquisition including the additional debt to be incurred by the Company to fund the acquisition ($9,300), the elimination of the historical divisional equity of the human business of Norfolk ($569) and the allocation of the excess purchase price to machinery and equipment ($101) and intangible assets ($8,630) including patents, non-compete agreements and goodwill.

         c) Reflects receipt and application of the net proceeds to the Company of approximately $40,160, including repayment of indebtedness, from the sale of common stock in the Offering.

         d) The use of net proceeds of the Offering to repay outstanding indebtedness will result in an immediate write-off of $204 representing unamortized debt issue costs existing at March 31, 1998.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    Horizion Medical Products, Inc.


Dated: August 13, 1998              By: /s/ MARK A. JEWETT
                                    -----------------------------------------
                                    Mark A. Jewett, Vice President of Finance